UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 16, 2012

Charlie GPS Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-172685	27-4387595
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

c/o Gottbetter & Partners, LLP

488 Madison Avenue, 12th Floor

New York, NY  10022

(Address of principal executive offices, including zip code)

(212) 400-6900

(Registrant’s telephone number, including area code)

Copy to:

Adam S. Gottbetter, Esq.

Gottbetter & Partners, LLP

Phone:  (212) 400-6900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Charlie GPS, Inc. (the “Company”) would like to announce that it has begun discussions with potential new management who are interested in taking the Company into a new strategic direction. This team would redirect the Company’s business in a way that would take advantage of certain current trends in the social media marketplace.

The completion of this described change is conditioned on, among other things, the parties reaching agreement on all final terms and conditions of the proposed management change. The Company can provide no assurances that these conditions will be satisfied and cautions investors against making investment decisions based on any expectation that the proposed transaction will be consummated, because, in its view, such expectations are speculative.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charlie GPS Inc.

Dated: October 16, 2012	By:	/s/ Lisa Andoh
Name: Lisa Andoh Title: President

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